Exhibit 23.1

SRCO, C.P.A., Professional Corporation
Certified Public Accountants
646 N French Road, Unit 6,
Amherst, NY, 14228
U.S.A.

Tel: 416 428 1391 & 416 671 7292

Fax: 905 882 9580

Email: info@srco.ca
www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 6, 2025, except for Notes 11 and 16, as to which the date is May 15, 2025, relating to the consolidated financial statements of Thrive Capital Group Co., Ltd and its subsidiaries comprising the consolidated balance sheets as of December 31, 2024 and 2023 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024 and related notes.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO, C.P.A., Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

Amherst, NY

May 15, 2025